Exhibit 99.1

Petrosearch Energy Corporation
675 Bering Drive	FOR IMMEDIATE RELEASE
Houston, TX 77057
(713) 961-9337

Investor Relations Contact	Piedmont IR, LLC
Keith Fetter or Darren Bankston
(713) 334-5123	678-455-3696
Email:IRC@petrosearch.com	info@piedmontir.com

Petrosearch Energy Closes Barnett Shale Project Sale

HOUSTON, TX – July 21, 2008 Petrosearch Energy Corporation (OTCBB:PTSG) announced  that on July 18, 2008 its wholly owned subsidiary, Barnett Petrosearch L.L.C., has closed on the sale of its 5.54455% limited partnership interest in DDJET Limited LLP (“DDJET”) to Cinco County Barnett Shale LLC (“Cinco”), one of the other two partners in DDJET, for a cash purchase price of $36,000,000.  At closing the Company received a cash payment of $30,729,008, the net amount after deducting the $1,800,000 down payment previously received from Cinco and $3,470,992 of costs owed by the Company which were to be paid directly to the Operator of DDJET at the closing.

President and CEO of Petrosearch Richard Dole stated, “We are pleased with the completion of the DDJET sales process and with the premium value we received for our interest.  The sale leaves the Company with a strong balance sheet, which allows us to focus on the development of the water flood project while still continuing to aggressively pursue strategic alternatives for the Company that will create value for the shareholders.”

About Petrosearch

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with activities focused on  water flood project in the Anadarko basin of the North Texas Panhandle.  For more information please visit www.petrosearch.com.

Forward Looking Statements

Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be," "believe," or "continue" or the negative or other variations of comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions applicable to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Some of such risks and uncertainties are set forth below.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the credit and capital markets generally, as well as our ability, and the ability of prospective purchasers of the DDJET partnership interests, to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.